EXHIBIT 99.1
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            JONES LANG LASALLE            STAUBACH



Contact:    Gayle Kantro                  Betsy Peck
Phone:      +1 312 228 2795               +1 703 287 0463
Email:      gayle.kantro@am.jll.com       betsy.peck@staubach.com




                 JONES LANG LASALLE AND THE STAUBACH COMPANY
                  COMPLETE TRANSACTION TO MERGE OPERATIONS


CHICAGO AND DALLAS, JULY 11, 2008 - Jones Lang LaSalle Incorporated (NYSE:
JLL), the world's leading financial and professional services firm specializing in real estate, announced today the completion of the transaction to merge operations with The Staubach Company, the leading real estate services firm specializing in tenant representation in the United States. The combined firm will operate under the Jones Lang LaSalle brand.

Under the terms of the transaction, Jones Lang LaSalle paid $123 million in a combination of cash and assumed net liabilities and $100 million in stock at closing, with an additional $390 million paid out in cash over five years, for all of the outstanding capital stock of Staubach Holdings, Inc. Potential earn out payments of up to $114 million will be paid subject to the achievement of certain performance metrics.

"We are delighted to welcome to our firm more than a thousand talented Staubach colleagues who share our culture of client service and integrity," said Colin Dyer, Chief Executive Officer of Jones Lang LaSalle. "By combining the strengths of our organizations, our ability to grow and to help our clients realize real value will be elevated to an unprecedented level."

Substantially all of Staubach's employees are integrating into the Jones Lang LaSalle organization including Roger Staubach and other senior Staubach leaders, who will hold key positions within the combined organization. Mr. Staubach's active involvement in the firm will include joining the Jones Lang LaSalle Board of Directors and taking on the new role of Executive Chairman, Americas, to focus on client relationships, new business development and strategy. Greg O'Brien, former Staubach CEO, will serve as CEO of Brokerage, Americas, leading the newly created business that will set strategic direction for tenant representation and agency leasing throughout the firm's Americas region. John Gates, former Staubach President and COO, will be the President of Brokerage, Americas. Both Mr. O'Brien and Mr. Gates will join the firm's Americas Executive Committee, which is headed by Peter Roberts, Jones Lang LaSalle's CEO, Americas.

"The overwhelmingly positive reaction we have received since announcing the merger agreement last month has reinforced our conviction that we are doing the right thing for our clients and our people," said Roger Staubach, Executive Chairman, Americas for Jones Lang LaSalle. "Our clients told us they wanted a global platform and now, working with our Jones Lang LaSalle colleagues across the world, we will be able to provide the broader range of integrated services they require at the same exceptional level of client service they have grown to expect."







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JONES LANG LASALLE AND THE STAUBACH COMPANY COMPLETE TRANSACTION TO MERGE
OPERATIONS  --  PAGE 2




Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives, dividend payments and share repurchases may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2007, the Form 10-Q for the quarter ended March 31, 2008, and in other reports filed with the Securities and Exchange Commission. There can be no assurance that future dividends will be declared since the actual declaration of future dividends, and the establishment of record and payment dates, remains subject to final determination by the Company's Board of Directors. Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle's expectations or results, or any change in events.



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